UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/11/2009

Technitrol, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05375

PA	23-1292472
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1210 Northbrook Drive, Suite 470, Trevose, PA 19053
(Address of principal executive offices, including zip code)

(215) 355-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On May 6, 2009, Technitrol through its subsidiaries began leasing silver from Mitsubishi International Corporation. Silver Consignment/Purchase Agreements were entered into by AMI Doduco Espana, S.L., AMI Doduco GmbH, AMI Doduco, Inc. and AMI Doduco (Mexico) S. de R.L. de C.V. with maximum dollar limits of US$7 million, US$7 million, US$3 million and US$3 million respectively. These agreements contain events of default, representations and warranties that are generally customary for arrangements of this type.

The foregoing summary is not complete and is qualified in its entirety by reference to the full text of the form of Silver Consignment/Purchase Agreement attached hereto as Exhibit 10.20 which is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

10.20 Form of Silver Consignment/Purchase Agreement dated April 20, 2009 between Misubishi International Corporation and each of AMI Doduco Espana, S.L., AMI Doduco GmbH, AMI Doduco, Inc. and AMI Doduco (Mexico) S. de R.L. de C.V.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technitrol, Inc.

Date: May 11, 2009	By:	/s/ James M. Papada, III
James M. Papada, III
Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-10.20	Form of Silver Consignment/Purchase Agreement